Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Media:
Jennifer Leemann
Global Head of Communications
212/631-2797
jleemann@tapestry.com

TAPESTRY, INC. REPORTS FISCAL 2026 SECOND QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Achieved Record Quarterly Revenue, Operating Profit, and EPS with Growth Exceeding Expectations

•	Delivered Revenue of $2.5 Billion, an Increase of 14% Versus Prior Year

•	Achieved Pro Forma Revenue Growth of 18% Led by a 25% Gain at the Coach Brand

•	Drove Operating Margin Expansion of 620 Basis Points on a GAAP Basis and 390 Basis Points on a Non-GAAP Basis Fueled by a Gross Margin Increase and SG&A Leverage

•	Achieved GAAP Diluted EPS of $2.68, up 94% Versus Prior Year, and Non-GAAP Diluted EPS of $2.69, an Increase of 34% Versus Prior Year

•	On Track to Return $1.5 Billion to Shareholders in Fiscal Year 2026, an Increase Versus Prior Guidance, Driven by Strong Balance Sheet and Robust Cash Flow Generation

•	Raises Fiscal Year 2026 Revenue, Operating Margin, EPS, and Free Cash Flow Outlook

Link to Download Tapestry’s Q2 Earnings Presentation, Including Brand Highlights

New York, February 5, 2026 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, today reported results for the fiscal second quarter ended December 27, 2025.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850 FAX 212 594 1682 WWW.TAPESTRY.COM

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., commented:

“Our second quarter outperformance reflects the compounding impact of our Amplify strategy, driving deeper consumer engagement, accelerated growth, and record results. This holiday season, our talented teams brought creativity, craftsmanship, and value to consumers around the world, building new and lasting connections that fuel enduring brand desire and demand. As we move forward, we do so with momentum and confidence. By harnessing our proven strategies and structural advantages, we are raising our outlook for the fiscal year, reinforcing our commitment to driving durable growth and long-term value creation.”

Tapestry, Inc. Fiscal 2026 Second Quarter Financial Highlights (Unaudited) – in USD millions except per share data

	Quarter Ended
	December 27, 2025	December 28, 2024	Change	Constant Currency % Change

Net sales	2,502.4	2,195.4	14%	14%
Pro Forma Net sales[1]	2,502.4	2,125.7	18%	18%

Gross profit	1,888.4	1,633.1	16%
Gross margin	75.5%	74.4%	110 bps
Non-GAAP Gross profit[2]	1,888.4	1,633.1	16%
Non-GAAP Gross margin[2]	75.5%	74.4%	110 bps

Operating income	716.4	492.8	45%
Operating margin	28.6%	22.4%	620 bps
Non-GAAP Operating income[2]	719.8	548.2	31%
Non-GAAP Operating margin[2]	28.8%	24.9%	390 bps

Earnings per diluted share	2.68	1.38	94%
Non-GAAP Earnings per diluted share[2]	2.69	2.00	34%

1 Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis, in both periods presented. Refer to Schedule 2.
2 Refer to Schedule 3 for reconciliation between GAAP and Non-GAAP measures.

Summary of Pro Forma Revenue Information (Unaudited) – in USD millions

		% Change
	Quarter Ended December 27, 2025	Reported	Constant Currency
Brand
Coach	2,142.4	25%	25%
Kate Spade	360.0	(14)%	(14)%

Region[1]
North America	1,715.4	17%	17%
Greater China[2]	343.1	35%	34%
Japan	128.3	(9)%	(6)%
Other Asia[2]	125.8	11%	12%
Europe	159.1	27%	22%
Other[2]	30.7	23%	23%

Tapestry Pro Forma	2,502.4	18%	18%

1 Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis. Refer to Schedule 2.
2 Refer to "About Tapestry, Inc." section below for countries included within each region.

Tapestry, Inc. Fiscal 2026 Second Quarter Strategic Highlights

Tapestry advanced its Amplify growth strategy, which is focused on four key pillars:

•	Build Emotional Connection with Consumers
•	Fuel Fashion Innovation and Product Excellence
•	Deliver Compelling Experiences to Drive Global Growth
•	Ignite the Power of our People

Highlights from the fiscal second quarter included:

•
Acquired over 3.7 million new customers globally, led by a growing number of Gen Z consumers versus prior year, which represented approximately one-third of new customers; further, demand from existing customers also increased, reflecting broad-based traction across the business;

•
Accelerated growth in core leathergoods offering, led by strong handbag revenue gains at Coach, where handbag AUR and units each increased at a mid-teens percentage rate, contributing approximately equally to topline momentum, reflecting compelling innovation across the assortment and diversified drivers of growth;

•
Drove growth across key markets, outperforming expectations, highlighted by pro forma constant currency gains in North America (+17%), Europe (+22%), and total APAC (+18%), including Greater China (+34%); fueled Coach brand growth of 25% in the quarter;

•
Increased total direct-to-consumer revenue by 17% on a pro forma basis, led by strong digital growth of approximately 20% and mid-teens percentage growth in global brick and mortar sales; expanded profitability across channels by uniting the creativity and consumer-led mindset of our teams with disciplined execution and data-driven insights.

Shareholder Return Programs

Given Tapestry’s strong operational results, robust balance sheet, significant free cash flow generation, and outlook for growth, the Company now expects to return $1.5 billion, which is approximately 100 percent of its anticipated adjusted free cash flow, to shareholders through dividends and share repurchases in Fiscal 2026. This represents an increase from its previous outlook of $1.3 billion. Programs include:

•
Dividend: The Company’s Board of Directors declared a quarterly cash dividend of $0.40 per common share payable on March 23, 2026 to shareholders of record as of the close of business on March 6, 2026. In Fiscal 2026, the Company continues to anticipate an annual dividend of $1.60 per share.

•
Share Repurchases: Tapestry now expects to buy back approximately $1.2 billion in common stock in Fiscal 2026 under the Company’s existing stock repurchase authorization, an increase from its prior outlook of $1.0 billion. During the fiscal second quarter, the Company spent $400 million to repurchase approximately 3.6 million shares of its common stock at an average cost of approximately $112 per share. On a year-to-date basis through the fiscal second quarter, the Company spent a total of $900 million to repurchase approximately 8.3 million shares at an average share price of approximately $109.

Non-GAAP Reconciliation

During the fiscal second quarter of 2026, Tapestry recorded certain items that decreased the Company’s operating income by $3 million, net income by $3 million, and earnings per diluted share by $0.01.

Please note that the divestiture of Stuart Weitzman was completed on August 4, 2025. The brand’s results for the period under ownership in Fiscal 2026 are included in fiscal 2026 first quarter GAAP and year-to-date results and excluded from year-to-date non-GAAP results.

Please refer to the Financial Schedules included herein for a full reconciliation of the Company’s reported GAAP to non-GAAP results.

Overview of Fiscal 2026 Second Quarter Financial Results

•
Net sales totaled $2.50 billion, representing 14% growth versus prior year on a nominal basis and constant currency basis. Excluding the impact of Stuart Weitzman, pro forma net sales growth was 18% on a nominal basis and constant currency basis. FX represented a tailwind of approximately 10 basis points in the quarter due to the depreciation of the U.S. Dollar.

•
Gross profit totaled $1.89 billion, while gross margin was 75.5%. This compared to prior year gross profit of $1.63 billion, representing a gross margin of 74.4%. The 110 basis point increase in gross margin was driven by operational improvements of approximately 250 basis points as well as a favorable impact from the divestiture of Stuart Weitzman of 50 basis points, partially offset by a negative tariff and duty impact of 190 basis points.

•
SG&A expenses totaled $1.17 billion and represented 46.8% of sales on a GAAP basis. On a non-GAAP basis, SG&A expenses totaled $1.17 billion and represented 46.7% of sales. In the prior year period, SG&A expenses totaled $1.14 billion and represented 51.9% of sales on a GAAP basis and totaled $1.08 billion and represented 49.4% of sales on a non-GAAP basis.

•
Operating income was $716 million on a GAAP basis, while operating margin was 28.6%. On a non-GAAP basis, operating income was $720 million, while operating margin was 28.8%. This compared to the prior year GAAP operating income of $493 million and an operating margin of 22.4% and non-GAAP operating income of $548 million and an operating margin of 24.9%. The 390 basis point increase in non-GAAP operating margin included a 90 basis point favorable impact from the divestiture of Stuart Weitzman.

•	Net interest expense was $17 million versus prior year net interest expense of $25 million on a GAAP basis and $2 million on a non-GAAP basis.

•	Other expense was $2 million versus $3 million in the prior year.

•
Net income was $561 million, with earnings per diluted share of $2.68 on a GAAP basis. On a non-GAAP basis, net income was $565 million, with earnings per diluted share of $2.69. In the prior year period, net income was $310 million, with earnings per diluted share of $1.38 on a GAAP basis. On a non-GAAP basis, net income in the prior year was $450 million, with earnings per diluted share of $2.00. The tax rate for the quarter was 19.5% on a GAAP basis and 19.4% on a non-GAAP basis. In the prior year, the tax rate was 10.1% on a GAAP basis and 17.1% on a non-GAAP basis.

Balance Sheet and Cash Flow Highlights

•
Cash, cash equivalents and short-term investments totaled $1.08 billion and total borrowings outstanding were $2.40 billion. The Company’s leverage ratio, based on gross debt to adjusted EBITDA, was 1.2x as of the end of the fiscal quarter.

•	Inventory was $896 million as of the end of the fiscal quarter versus ending inventory of $937 million in the prior year period.

•
Cash flow from operating activities for the second fiscal quarter was an inflow of $1.08 billion compared to an inflow of $506 million in the prior year. On a year-to-date basis, cash flow from operating activities was an inflow of $1.19 billion compared to an inflow of $626 million in the prior year. Adjusted free cash flow for the second fiscal quarter was an inflow of $1.04 billion compared to an inflow of $772 million in the prior year. On a year-to-date basis, adjusted free cash flow was an inflow of $1.14 billion compared to an inflow of approximately $813 million in the prior year.

•
CapEx and implementation costs related to Cloud Computing for the second fiscal quarter were $54 million versus $39 million a year ago. On a year-to-date basis, CapEx and implementation costs related to Cloud Computing were $92 million versus $69 million a year ago.

Financial Outlook

Tapestry is raising its Fiscal 2026 outlook, which is provided on a non-GAAP basis:

•
Revenue of over $7.75 billion, representing approximately 11% growth versus prior year on a reported basis; excluding Stuart Weitzman, pro forma revenue is expected to grow approximately 15% on a nominal basis and increase 14% in constant currency. Foreign currency is expected to be a 70-basis point tailwind to topline results in the fiscal year. This is ahead of prior guidance for revenue to be in the area of $7.3 billion and increase 7% to 8% on a pro forma, nominal basis;

•
Operating margin expansion of approximately 180 basis points versus prior year, compared to previous guidance for an increase in the area of 50 basis points versus prior year. Based on the strength of the underlying business, the Company expects to more than offset a negative tariff and duty headwind of nearly 200 basis points, resulting in both gross margin expansion and SG&A leverage anticipated for Fiscal 2026;

•	Net interest expense of approximately $65 million, unchanged from prior guidance;

•	Tax rate of approximately 17% compared to prior guidance of approximately 18%;

•	Weighted average diluted share count of approximately 211 million shares versus prior guidance of 212 million shares;

•	Earnings per diluted share of $6.40 to $6.45, representing growth over 25% compared to prior year, and exceeding previous guidance of $5.45 to $5.60;

•	Adjusted free cash flow in the area of $1.5 billion, exceeding prior guidance of $1.3 billion.

Please note this outlook:

•	Embeds U.S. trade and tax policies as of February 1, 2026, including the impact of OECD’s Pillar Two guidance;

•	Includes foreign currency exchange rates using spot rates at the time of forecast;

•	Assumes no material worsening of inflationary pressures or consumer confidence;

•
Excludes one-time costs associated with the sale of Stuart Weitzman, which closed on August 4, 2025, as well as the brand’s results for the period under ownership in Fiscal 2026. The exclusion of Stuart Weitzman is expected to be immaterial to operating profit and earnings per diluted share in the fiscal year; and

•	Excludes non-recurring costs associated with the Company’s organizational efficiency efforts.

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Financial Outlook - Non-GAAP Adjustments:

The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP presented in this release and on the Company’s conference call because certain material items that impact these measures have not yet occurred and cannot be reasonably estimated at this time. Accordingly, a reconciliation of the Company’s non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details

The Company will host a conference call to review these results at 8:00 a.m. (ET) today, February 5, 2026. Interested parties may listen to the conference call via live webcast by accessing www.tapestry.com/investors or calling 1-866-847-4217 or 1-203-518-9845 and providing the Conference ID 4882019. A telephone replay will be available starting at 12:00 p.m. (ET) today for a period of five business days. To access the telephone replay, call 1-800-283-4641 or 1-402-220-0851. A webcast replay of the earnings conference call will also be available for five business days on the Tapestry website. In addition, presentation slides have been posted to the Company’s website at www.tapestry.com/investors.

Upcoming Events

The Company expects to report fiscal 2026 third quarter results on Thursday, May 7, 2026.

To receive notification of future announcements, please register at www.tapestry.com/investors ("Subscribe to E-Mail Alerts").

About Tapestry, Inc.

Our global house of iconic accessories and lifestyle brands unites the magic of Coach and kate spade new york. Together, we stretch what’s possible – advancing brands further than they could go alone, expanding their reach to new geographies and generations. Inspired by our consumers, we create experiences and products that build lasting brand love and elevate everyday life. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, the statements under “Financial Outlook,” statements regarding long-term performance, statements regarding the Company’s capital deployment plans, including anticipated annual dividend rates and share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as "may," “can,” “if,” "continue," “project,” “assumption,” "should," "expect," “confidence,” “goals,” “trends,” “anticipate,” "intend," "estimate," “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “deliver,” “believe,” “seek,” “see,” “will,” “would," “uncertain,” “achieve,” “strategic,” “growth,” “target,” "guidance," "forecast," “outlook,” “commit,” “innovation,” “drive,” “leverage,” “generate,” “enhance,” “effort,” “progress,” “confident,” “amplify,” “we can stretch what’s possible,” similar expressions, and variations or negatives of these words. They include, without limitation, statements regarding future anticipated capital expenditures. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of international trade disputes and the risks associated with potential changes to international trade agreements, including the imposition or threat of imposition of new or increased tariffs or retaliatory tariffs implemented by countries where our manufacturers are located as well as the imposition of additional duties on the products we import, economic conditions, recession and inflationary measures, risks associated with operating in international markets, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products, the ability to anticipate consumer preferences and retain the value of our brands and respond to changing fashion and retail trends in a timely manner, including our ability to execute on our e-commerce and digital strategies, the impact of tax and other legislation, the ability to successfully implement the initiatives under our 2028 Amplify growth strategy, the effect of existing and new competition in the marketplace, our ability to successfully identify and implement any sales, acquisitions or strategic transactions on attractive terms or at all, including our sale of the Stuart Weitzman Business, our ability to achieve intended benefits, cost savings and synergies from acquisitions, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Management utilizes non-GAAP and constant currency measures to conduct and evaluate its business during its regular review of operating results for the periods affected and to make decisions about Company resources and performance. The Company believes presenting these non-GAAP measures, which exclude items that are not comparable from period to period, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance. Additionally, the Company believes presenting these metrics on a constant currency basis will help investors and analysts to understand the effect of significant year-over-year foreign currency exchange rate fluctuations on these performance measures and provide a framework to assess how business is performing and expected to perform excluding these effects.

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

The Company operates on a global basis and reports financial results in U.S. dollars in accordance with GAAP. Percentage increases/decreases in net sales for the Company and each segment have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same periods in the prior quarter and fiscal year. The Company calculates constant currency net sales results by translating current period net sales in local currency using the prior year period’s currency conversion rate. Due to the sale of Stuart Weitzman on August 4, 2025, the Company presents Pro forma sales and related growth rates, which exclude Stuart Weitzman’s Net sales from both the current and prior year periods. In the Summary of Pro Forma Revenue Information table, Greater China includes mainland China, Taiwan, Hong Kong SAR, and Macao SAR. Other Asia includes Australia, Malaysia, South Korea, Singapore, and other countries primarily within Asia. Other primarily represents royalties earned from the Company's licensing partners and sales in the Middle East.

The segment operating income and supplemental segment SG&A expenses presented in the Consolidated Segment Data, and GAAP to non-GAAP Reconciliation Table below, as well as SG&A expense ratio, and operating margin, are considered non-GAAP measures. These measures have been presented both including and excluding acquisition and divestiture costs and organizational efficiency costs for the three and six months ended December 27, 2025; meanwhile, they have been presented both including and excluding acquisition costs for the three and six months ended December 28, 2024. In addition, Operating Income (loss), Interest expense, other expense (income), Provision for income taxes, Net income (loss), and Net Income (loss) per diluted common share, have been presented both including and excluding acquisition and divestiture costs and organizational efficiency costs for the three and six months ended December 27, 2025; meanwhile, they have been presented both including and excluding acquisition costs for the three and six months ended December 28, 2024. Loss on extinguishment of debt has been presented both including and excluding acquisition costs for the three and six months ended December 28, 2024.

The Company also presents Adjusted Free Cash Flow, which is a non-GAAP measure, and is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability. The Company believes that Adjusted Free Cash Flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses, investment in our business and items affecting comparability. The Company believes that Adjusted Free Cash Flow is useful to investors because it measures the Company’s ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.

The Company also presents Leverage Ratio, which is a non-GAAP metric, and is calculated as total debt, which includes Current debt and Long-term debt, divided by the trailing twelve months Adjusted EBITDA. Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Loss on extinguishment of debt; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; and Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment. The Company believes that the Leverage Ratio is an important metric to assess the strength of our balance sheet and credit quality and as a metric showing our commitment to our Investment Grade rating.

Schedule 1: Consolidated Statements of Operations

TAPESTRY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter and Six Months Ended December 27, 2025 and December 28, 2024
(in millions, except per share data)

	(unaudited)		(unaudited)
	QUARTER ENDED		SIX MONTHS ENDED
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024

Net sales	$2,502.4	$2,195.4	$4,207.0	$3,702.9
Cost of sales	614.0	562.3	1,018.1	934.9
Gross profit	1,888.4	1,633.1	3,188.9	2,768.0
Selling, general and administrative expenses	1,172.0	1,140.3	2,144.3	2,023.2
Operating income (loss)	716.4	492.8	1,044.6	744.8
Loss on extinguishment of debt	—	120.1	—	120.1
Interest expense, net	17.4	24.5	30.2	55.2
Other expense (income)	1.9	2.9	(1.4)	(1.5)
Income (loss) before provision for income taxes	697.1	345.3	1,015.8	571.0
Provision (benefit) for income taxes	135.8	34.9	179.7	74.0
Net income (loss)	$561.3	$310.4	$836.1	$497.0
Net income (loss) per share:
Basic	$2.75	$1.41	$4.06	$2.21
Diluted	$2.68	$1.38	$3.93	$2.17
Shares used in computing net income (loss) per share:
Basic	204.1	219.9	205.9	224.7
Diluted	209.8	224.9	212.7	229.3

Schedule 2: Detail to Net Sales

TAPESTRY, INC.
DETAIL TO NET SALES
For the Quarter and Six Months Ended December 27, 2025 and December 28, 2024
(in millions)
(unaudited)

	QUARTER ENDED
	December 27, 2025	December 28, 2024	% Change	Constant Currency % Change

Coach	$2,142.4	$1,709.3	25%	25%
Kate Spade	360.0	416.4	(14)%	(14)%
Stuart Weitzman	—	69.7	NM	NM
Total Tapestry	$2,502.4	$2,195.4	14%	14%
Total Tapestry Pro Forma[1]	$2,502.4	$2,125.7	18%	18%

	SIX MONTHS ENDED
	December 27, 2025	December 28, 2024	% Change	Constant Currency % Change

Coach	$3,572.2	$2,879.9	24%	24%
Kate Spade	620.2	699.6	(11)%	(12)%
Stuart Weitzman	14.6	123.4	(88)%	(88)%
Total Tapestry	$4,207.0	$3,702.9	14%	13%
Total Tapestry Pro Forma[1]	$4,192.4	$3,579.5	17%	17%

[1]	Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis.

Schedules 3 & 4: Consolidated Segment Data and GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)

	For the Quarter Ended December 27, 2025				For the Six Months Ended December 27, 2025
	Items Affecting Comparability				Items Affecting Comparability

	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,669.0	—	—	1,669.0	2,795.0	—	—	2,795.0
Kate Spade	219.4	—	—	219.4	386.2	—	—	386.2
Stuart Weitzman[1]	—	—	—	—	7.7	7.7	—	—
Gross profit	$1,888.4	$—	$—	$1,888.4	$3,188.9	$7.7	$—	$3,181.2

SG&A expenses
Coach	822.5	—	—	822.5	1,461.1	—	1.2	1,459.9
Kate Spade	203.1	—	0.3	202.8	364.3	—	0.5	363.8
Stuart Weitzman	—	—	—	—	8.7	8.7	—	—
Corporate	146.4	(0.8)	3.9	143.3	310.2	12.9	13.5	283.8
SG&A expenses	$1,172.0	$(0.8)	$4.2	$1,168.6	$2,144.3	$21.6	$15.2	$2,107.5

Operating income (loss)
Coach	846.5	—	—	846.5	1,333.9	—	(1.2)	1,335.1
Kate Spade	16.3	—	(0.3)	16.6	21.9	—	(0.5)	22.4
Stuart Weitzman	—	—	—	—	(1.0)	(1.0)	—	—
Corporate	(146.4)	0.8	(3.9)	(143.3)	(310.2)	(12.9)	(13.5)	(283.8)
Operating income (loss)	$716.4	$0.8	$(4.2)	$719.8	$1,044.6	$(13.9)	$(15.2)	$1,073.7

Interest expense, net	17.4	—	—	17.4	30.2	(0.1)	—	30.3
Other (income) expense	1.9	—	—	1.9	(1.4)	0.1	—	(1.5)

Provision for income taxes	135.8	—	—	135.8	179.7	(1.3)	(2.1)	183.1
Net income (loss)	$561.3	$0.8	$(4.2)	$564.7	$836.1	$(12.6)	$(13.1)	$861.8
Net income (loss) per diluted common share	$2.68	$—	$(0.01)	$2.69	$3.93	$(0.06)	$(0.06)	$4.05

1 For the first six months of fiscal 2026, prior to the completion of the sale on August 4, 2025, Stuart Weitzman Net sales were $14.6 million and Cost of sales were $6.9 million.
(*) Relates to costs incurred by the Company in connection with the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to technology costs and severance costs.

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)

	For the Quarter Ended December 28, 2024			For the Six Months Ended December 28, 2024
	Items Affecting Comparability			Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition Costs (*)	Non-GAAP Basis (Excluding Items)	GAAP Basis (As Reported)	Acquisition Costs (*)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,318.3	—	1,318.3	2,234.4	—	2,234.4
Kate Spade	273.6	—	273.6	463.2	—	463.2
Stuart Weitzman	41.2	—	41.2	70.4	—	70.4
Gross profit	$1,633.1	$—	$1,633.1	$2,768.0	$—	$2,768.0

SG&A expenses
Coach	697.4	—	697.4	1,226.9	—	1,226.9
Kate Spade	205.6	—	205.6	368.2	—	368.2
Stuart Weitzman	42.2	—	42.2	78.8	—	78.8
Corporate	195.1	55.4	139.7	349.3	88.8	260.5
SG&A expenses	$1,140.3	$55.4	$1,084.9	$2,023.2	$88.8	$1,934.4

Operating income (loss)
Coach	620.9	—	620.9	1,007.5	—	1,007.5
Kate Spade	68.0	—	68.0	95.0	—	95.0
Stuart Weitzman	(1.0)	—	(1.0)	(8.4)	—	(8.4)
Corporate	(195.1)	(55.4)	(139.7)	(349.3)	(88.8)	(260.5)
Operating income (loss)	$492.8	$(55.4)	$548.2	$744.8	$(88.8)	$833.6

Loss on extinguishment of debt	120.1	119.4	0.7	120.1	119.4	0.7
Interest expense, net	24.5	22.8	1.7	55.2	60.2	(5.0)

Provision for income taxes	34.9	(57.8)	92.7	74.0	(73.6)	147.6
Net income (loss)	$310.4	$(139.8)	$450.2	$497.0	$(194.8)	$691.8
Net income (loss) per diluted common share	$1.38	$(0.62)	$2.00	$2.17	$(0.85)	$3.02

(*)	Relates to costs incurred by the Company in connection with the previously terminated Capri Acquisition.

Schedule 5: Condensed Consolidated Balance Sheets

TAPESTRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
At December 27, 2025 and June 28, 2025
(in millions)

	(unaudited)	(audited)
	December 27, 2025	June 28, 2025
ASSETS
Cash, cash equivalents and short-term investments	$1,077.7	$1,119.6
Receivables	338.0	239.3
Inventories	896.4	860.7
Other current assets	478.7	509.6
Assets held for sale	—	176.4
Total current assets	2,790.8	2,905.6
Property and equipment, net	492.0	489.5
Operating lease right-of-use assets	1,382.9	1,331.0
Other assets	1,865.3	1,854.4
Total assets	$6,531.0	$6,580.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$564.6	$456.1
Accrued liabilities	821.0	736.9
Current portion of operating lease liabilities	313.9	299.0
Current debt	17.1	16.7
Liabilities held for sale	—	48.2
Total current liabilities	1,716.6	1,556.9
Long-term debt	2,379.3	2,377.9
Long-term operating lease liabilities	1,233.4	1,205.6
Other liabilities	650.5	582.3
Stockholders’ equity	551.2	857.8
Total liabilities and stockholders’ equity	$6,531.0	$6,580.5

Schedule 6: Condensed Consolidated Statement of Cash Flows

TAPESTRY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Six Months Ended December 27, 2025 and December 28, 2024
(in millions)

	(unaudited) December 27, 2025	(unaudited) December 28, 2024
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$836.1	$497.0
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	76.2	81.8
Loss on extinguishment of debt	—	120.1
Amortization of cloud computing arrangements	28.5	28.6
Other non-cash items	136.1	6.4
Changes in operating assets and liabilities	116.8	(108.4)
Net cash provided by (used in) operating activities	1,193.7	625.5

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Purchases of property and equipment	(76.0)	(56.5)
Purchases of investments	(8.7)	(1,885.5)
Proceeds from sale of business, net of cash divested	109.6	—
Other items	1.0	2,921.4
Net cash provided by (used in) investing activities	25.9	979.4

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Payment of dividends	(164.6)	(153.8)
Repurchase of common stock	(1,101.7)	(1,613.0)
Share repurchase not yet settled	—	(400.0)
Proceeds from issuance of debt, net of discount	—	2,248.1
Payment of debt extinguishment costs	—	(63.5)
Repayment of debt	—	(6,859.9)
Other items	9.8	66.3
Net cash provided by (used in) financing activities	(1,256.5)	(6,775.8)
Effect of exchange rate on cash and cash equivalents	(9.8)	12.3

Net (decrease) increase in cash and cash equivalents	(46.7)	(5,158.6)
Cash and cash equivalents at beginning of period	$1,100.0	$6,142.0
Cash and cash equivalents at end of period	$1,053.3	$983.4

Schedule 7: Adjusted Free Cash Flow GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED FREE CASH FLOW
GAAP TO NON-GAAP RECONCILIATION
For the Quarter and Six Months Ended December 27, 2025 and December 28, 2024
(in millions)
(unaudited)

	Quarter Ended		Six Months Ended
	December 27, 2025	December 28, 2024	December 27, 2025	December 28, 2024
Net cash provided by (used in) operating activities (GAAP)	$1,081.1	$506.0	$1,193.7	$625.5
Purchases of property and equipment	(43.6)	(30.9)	(76.0)	(56.5)
Items affecting comparability - Acquisition and Divestiture Costs	(1.0)	78.2	13.6	149.0
Items affecting comparability - Organizational Efficiency Costs	1.6	—	9.9	—
Changes in operating assets and liabilities of items affecting comparability
Accrued liabilities	1.8	230.0	1.4	99.3
Other assets	—	(13.4)	—	(11.9)
Other liabilities	—	—	—	—
Accounts payable	—	1.6	—	7.1
Adjusted Free Cash Flow (Non-GAAP)	$1,039.9	$771.5	$1,142.6	$812.5

Adjusted Free Cash Flow is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability.

Schedule 8: Adjusted EBITDA and Leverage Ratio GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED EBITDA for the Trailing Twelve Months (“TTM”) ended on December 27, 2025, and LEVERAGE RATIO as of December 27, 2025
GAAP TO NON-GAAP RECONCILIATION
(in millions)
(unaudited)

	Quarter Ended				TTM
	March 29, 2025	June 28, 2025	September 27, 2025	December 27, 2025	December 27, 2025
Net Income (Loss) - (GAAP)	$203.3	$(517.1)	$274.8	$561.3	$522.3
Adjusted for:
Interest expense, net	15.4	14.8	12.8	17.4	60.4
Provision for income taxes	35.8	(76.9)	43.9	135.8	138.6
Depreciation and amortization	38.0	43.1	37.2	39.0	157.3
Cloud computing amortization	15.0	18.4	14.4	14.1	61.9
Share-based compensation expense	24.2	22.2	22.4	29.0	97.8
Items affecting comparability - Acquisition and Divestiture Costs	18.6	5.1	14.7	(0.8)	37.6
Items affecting comparability - Organizational Efficiency Costs	5.0	12.2	11.0	4.2	32.4
Items affecting comparability - Impairment	—	854.8	—	—	854.8
Adjusted EBITDA (NON-GAAP) (*)	$355.3	$376.6	$431.2	$800.0	$1,963.1

Total Debt (**) as of December 27, 2025					$2,396.4
Leverage Ratio (***) as of December 27, 2025					1.2

(*) Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Loss on extinguishment of debt; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment
(**) Total Debt Includes Current debt and Long-term debt as of December 27, 2025
(***) Leverage Ratio is calculated as Total Debt as of December 27, 2025 divided by Adjusted EBITDA for the trailing twelve months ended December 27, 2025

Schedule 9: Store Count by Brand

TAPESTRY, INC.
STORE COUNT
At September 27, 2025 and December 27, 2025
(unaudited)

	As of			As of
Directly-Operated Store Count:	September 27, 2025	Openings	(Closures)	December 27, 2025
Coach
North America	326	5	(1)	330
International	608	15	(4)	619

Kate Spade
North America	188	—	—	188
International	170	2	(7)	165

TAPESTRY, INC.
STORE COUNT
At June 28, 2025 and December 27, 2025
(unaudited)

	As of			As of
Directly-Operated Store Count:	June 28, 2025	Openings	(Closures)	December 27, 2025
Coach
North America	324	8	(2)	330
International	607	23	(11)	619

Kate Spade
North America	189	—	(1)	188
International	171	5	(11)	165